SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004

ANCHOR GLASS CONTAINER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513

(Address of Principal Executive Offices) (Zip Code)

(813) 884-0000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 2.06 Material Impairments
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 November 5, 2004 Press Release
Ex-99.2 Richard Deneau Termination Agreement
Ex-99.3 November 5, 2004 Press Release
Ex-99.4 Amendment No. 4 to Loan and Security Agreement
Ex-99.5 November 5, 2004 Press Release

Item 1.01 Entry into a Material Definitive Agreement

     On November 5, 2004, Anchor Glass Container Corporation (the “Registrant”) announced that Richard Deneau resigned as a director and chief executive officer of the Registrant effective November 4, 2004. On November 4, 2004, the Registrant entered into a termination agreement with Mr. Deneau providing for terms regarding the termination of his employment and his severance benefits. On November 5, 2004, the Registrant issued a press release relating to the forgoing, a copy of which is filed as Exhibit 99.1 hereto. A copy of the termination agreement is attached hereto as Exhibit 99.2 and the terms and conditions of the termination agreement are incorporated herein by reference.

     On November 5, 2004, the Registrant announced that it had reached an agreement with Congress Financial Corporation (Central), its primary lender to amend the terms of its existing revolving credit agreement. Amendment No. 4 to the Loan and Security Agreement dated November 4, 2004 will expand the maximum borrowing availability to $115 million from $100 million, increase the borrowing base and extend the term to August 30, 2007. Additionally, the fixed charge coverage ratio covenant will be eased beginning in the fourth quarter of 2004 to account for the impact of the restructuring charges as discussed in item 2.05 below. A copy of the press release announcing the amendment to the Loan and Security Agreement is filed as Exhibit 99.3 hereto. A copy of Amendment No. 4 to the Loan and Security Agreement is attached hereto as Exhibit 99.4.

Item 2.02 Results of Operations and Financial Condition

     On November 5, 2004, the Registrant issued a press release relating to its results of operations for the third quarter ended September 30, 2004, a copy of which is furnished as Exhibit 99.3 hereto.

     The Registrant held a conference call on November 5, 2004. A replay of the conference call will be available until December 10, 2004 at www.shareholder.com/anchor/medialist.cfm.

Item 2.05 Costs Associated with Exit or Disposal Activities

     On November 5, 2004, the Registrant announced the closure of its manufacturing plant in Connellsville, Pennsylvania. Production was terminated effective as of the close of business on November 4, 2004. The Registrant expects to complete plant closure activities within twelve months. The commitment to close the plant was made on November 4, 2004. The Board of Directors of the Registrant (the “Board”) made this decision taking into consideration the excess supply conditions currently prevailing in the glass container industry and the Registrant’s analysis of the economics of each Registrant facility. A copy of the press release disclosing the closure of the Connellsville glass container plant is filed as Exhibit 99.5 hereto.

     The Registrant will record restructuring expenses and other related charges that will, in total, approximate $47 to $57 million. A charge of $43 to $49 million is recorded concurrent with the curtailment decision date. Related charges of $4 to $8 million will be expensed as incurred over the exit period. The major types of costs incurred or to be incurred are (dollars in millions):

Employee termination benefits	$13	to	$15
Other facility exit costs	5	to	8

Charges that will result in future cash expenditures	18	to	23
Noncash write down of property and equipment	25	to	26
Noncash write down of inventories	4	to	8

Total expected charges	$47	to	$57

     The charges above include a company-wide reduction in force, in addition to Connellsville, as a result of management’s evaluation of personnel costs. Theses charges approximate $2 million.

     The cash requirements of the restructuring will be funded through operations and borrowings under the Registrant’s revolving credit facility. The Registrant expects the timing of cash requirements to approximate (dollars in millions):

2004 fourth quarter	$5	to	$7
2005 first quarter	7	to	8
2005 second quarter	3	to	4
Thereafter	3	to	4

     A copy of the press release relating to the foregoing charges is filed as Exhibit 99.3 hereto.

Item 2.06 Material Impairments

     See the information contained in Item 2.05 above, which is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On November 5, 2004 the Registrant announced that Richard Deneau resigned as a director and chief executive officer of the Registrant effective November 5, 2004. The Board has named Darrin Campbell as director and chief executive officer of the Registrant. In addition, the Board elected Carlton Donaway as a director of the Registrant. On November 5, 2004, the Registrant issued a press release relating to the forgoing resignation and appointments, a copy of which is filed as Exhibit 99.1 hereto.

     Mr. Campbell, 39, joined the Registrant in 2000 as vice president, pricing and business development, was named executive vice president of sales and asset management in 2001, became chief financial officer in 2002 and was recently named president and chief operating officer. Prior to joining the Registrant, Mr. Campbell was chief operating officer of Pabst Brewing from May 1999 to August 2000 and chief financial officer from September 1996 to April 1999.

     Mr. Campbell has an employment agreement that extends until August 30, 2005. The agreement provides for an annual base salary, currently $300,000, an annual bonus pursuant to a management incentive plan, eligibility for the grant of stock options and participation in all benefit plans offered to other senior executive officers. If Mr. Campbell is terminated by the Registrant without “cause” or terminates his employment for “good reason,” in each case, as these terms are defined in his employment agreement, he will receive his base salary for one year after termination of employment and the annual bonus that would have been paid had he continued his employment for one year after termination (paid in a lump sum no later than 10 days after termination), continuation of medical and dental plans for one year after termination (provided that such benefits will terminate if he is eligible for such benefits under another employer-provided plan) and continued vesting of any outstanding stock options or other equity-based compensation awards as if he had remained employed for one year after termination. The employment agreement also provides that for so long as Mr. Campbell is receiving post-termination payments or for one year after a termination with “cause”, he shall not, without the Registrant’s written consent, participate or engage in, directly or indirectly, any business that is competitive with the glass container manufacturing business conducted by the Registrant within the United States as of the date of the termination of employment. In addition, during such period he shall not, without the Registrant’s consent, solicit the Registrant’s employees, customers or suppliers.

     Mr. Donaway will serve as a director of the Registrant until the next annual meeting of stockholders of the Registrant or until his successor is elected and shall have qualified. Mr. Donaway is currently engaged as an advisor to Cerberus Capital Management L.P., the Registrant’s majority shareholder.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed or furnished, as applicable, herewith:

99.1	Press Release issued on November 5, 2004.

99.2	Termination Agreement between the Registrant and Richard Deneau dated November 4, 2004.

99.3	Press Release issued on November 5, 2004.

99.4	Amendment No. 4 to the Loan and Security Agreement dated November 4, 2004 by and between the Registrant and Congress Financial Corporation (Central), in its capacity as agent for the financial institutions from time to time parties to the Loan Agreement.

99.5	Press Release issued on November 5, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION
/s/ Peter T. Reno
Name:	Peter T. Reno
Title:	Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

Date: November 9, 2004